Exhibit 99.1
DESTINATION MATERNITY CORPORATION CONTACT: Judd P. Tirnauer Executive Vice President & Chief Financial Officer (215) 873-2278

For Immediate Release

DESTINATION MATERNITY ANNOUNCES NEW PARTNERSHIP WITH BED BATH & BEYOND AND BUYBUY BABY

Philadelphia, PA, May 1, 2012 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced its new broad-based partnership with Bed Bath & Beyond Inc. and its subsidiary, Buy Buy Baby, Inc. In addition, Destination Maternity expects that its Motherhood Maternity® and A Pea in the Pod® branded maternity and nursing apparel will be available for sale in select buybuy BABY® stores beginning in November 2012. As of February 25, 2012, buybuy BABY has 64 stores in the United States. buybuy BABY stores carry a wide assortment of quality infant and toddler merchandise at everyday low prices, with a dedication to customer service and satisfaction.

Destination Maternity also announced that it will no longer operate maternity apparel departments in Babies "R" Us® stores after October 2012.

Ed Krell, Chief Executive Officer of Destination Maternity, commented, "We are very excited to begin a new partnership with buybuy BABY. Our broad-based partnership will provide our maternity customer with an introduction to this great retail chain so that her growing family and home are 100% ready when her new addition arrives! Also, having our maternity and nursing apparel product available in buybuy BABY stores represents a great opportunity to service the maternity customer through another world-class retailer."

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of March 31, 2012, Destination Maternity operates 2,027 retail locations, including 643 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,384 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of March 31, 2012, Destination Maternity has 94 international franchised locations, including 80 shop-in-shop locations and 14 Destination Maternity branded stores.

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Destination Maternity Corporation cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding marketing partnerships and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.